Exhibit (a)(1)(C)
GLOBAL BUSINESS TRAVEL GROUP, INC.
666 3RD AVENUE, 4th FLOOR
NEW YORK, NEW YORK 10017
OPTION EXCHANGE - ELECTION FORM
THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,
EASTERN STANDARD TIME, ON THURSDAY, JANUARY 26, 2023, UNLESS EXTENDED
Before completing and signing this Election Form, we encourage you to read the documents that make up this Amended Exchange Offer, including (1) the email from Global Business Travel Group, Inc. (“GBTG”) on January 11, 2023 announcing the amendments to the Exchange Offer (“Announcement Email”); (2) the Amendment No. 2 to the Tender Offer Statement on Schedule TO and the exhibits thereto including the Amended and Restated Offer to Exchange Eligible Options for New Restricted Stock Units (the “Amended Offer Documents”) filed by GBTG with the U.S. Securities and Exchange Commission (the “SEC”) on January 11, 2023, and separately delivered to you as an attachment to the Announcement Email, describing the terms of the Amended Exchange Offer; and (3) this Election Form, including the Agreement to the Terms of Election and Instructions to Election Form attached below. The Amended Exchange Offer is subject to the terms and conditions set forth in the Amended Offer Documents, as they may be amended. The Amended Exchange Offer expires at 11:59 p.m., Eastern Standard Time, on Thursday, January 26, 2023, unless extended (the “Expiration Time”). All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Amended Offer Documents.
PLEASE CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS BELOW AND ATTACHED TO THIS FORM.
If you are a recipient of both Eligible Legacy Options and Eligible BCA Options, and you wish to exchange all your Eligible Options, please check the box which states, “Accept the Amended Exchange Offer to exchange all Eligible Options.” If you are a recipient of only Legacy Options and wish to exchange your Eligible Legacy Options, or if you wish to exchange only your Eligible Legacy Options (but not your BCA Options), please check the box which states, “Accept the Amended Exchange Offer to exchange all Eligible Legacy Options only.” If you are a recipient of only BCA Options and wish to exchange your Eligible BCA Options, or if you wish to exchange only your Eligible BCA Options (but not your Legacy Options), please check the box which states “Accept the Amended Exchange Offer to exchange all Eligible BCA Options only.” If you do not wish to exchange any Options, please check the box which states, “Reject the Amended Exchange Offer and retain all Eligible Options.”
If you tender Eligible Legacy Options in the Amended Exchange Offer, all of your Legacy Options that are in-the-money at the Expiration Time will be automatically exercised. Your in-the-money Legacy Options would be exercised on a cashless basis and net-settled for applicable taxes (based on the closing price of our Class A Common Stock on the Closing Date).
All Eligible Legacy Options and all Eligible BCA Options, as applicable, tendered for exchange must be tendered in whole. If you check the box next to “Reject the Amended Exchange Offer and retain all Eligible Options”, all Eligible Options will remain outstanding subject to their original terms, and no New RSUs will be granted to you in exchange for your Eligible Options.
If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Legacy Options or your Eligible BCA Options, or both as applicable, subject to their original terms, and no New RSUs will be granted to you.
Please submit your initial acceptance and / or rejection by completing this Election Form, which once submitted will automatically be forwarded to GBTG, so that we receive it before 11:59 p.m. Eastern Standard Time, on Thursday, January 26, 2023 (or such later date as may apply if the Amended Exchange Offer is extended).
If you choose to subsequently withdraw from the Amended Exchange Offer and revoke your prior election to tender all of your Eligible Legacy Options and / or all of your Eligible BCA Options, as applicable, please deliver the properly completed and signed Notice of Withdrawal of Election Form to GBTG via email (by PDF or similar imaged document file) to: MIPExchange@amexgbt.com. The Notice of Withdrawal of Election Form was previously provided to you by email and is attached as an exhibit to the Amended Offer Documents.
If you choose to withdraw from the Amended Exchange Offer but subsequently decide to participate in the Amended Exchange Offer, DocuSign will no longer be available for your subsequent election and you will be required to deliver a new properly completed and signed Election Form to GBTG via email (by PDF or similar imaged document file) to: MIPExchange@amexgbt.com. A copy of the Election Form was previously provided to you by email and is attached as an exhibit to the Amended Offer Documents. See the Instructions to Election Form attached to this Election Form for additional information.
[Remainder of Page Left Intentionally Blank]

Election (check one only)
Accept the Amended Exchange Offer to exchange all Eligible Options.
Accept the Amended Exchange Offer to exchange all Eligible Legacy Options only.
Accept the Amended Exchange Offer to exchange all Eligible BCA Options only.
Reject the Amended Exchange Offer and retain all Eligible Options.
YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE AMENDED EXCHANGE OFFER AS SET FORTH IN THE AMENDED OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO.
Please note that you may change your mind and your election as many times as you wish by submitting a new properly completed and signed Election Form or new properly completed and signed Notice of Withdrawal of Election Form, as applicable, prior to the Expiration Time, which is 11:59 p.m., Eastern Standard Time, on Thursday, January 26, 2023, unless extended. The last valid Election Form and/or Notice of Withdrawal of Election Form submitted to GBTG prior to the expiration of the Amended Exchange Offer shall be effective and supersede any prior Election Form or Notice of Withdrawal of Election Form you submitted.

(Signature)

(Print Name)

(Date)

AGREEMENT TO THE TERMS OF ELECTION
To:	Global Business Travel Group, Inc. (“GBTG”) 666 3rd Avenue, 4th Floor New York, New York 10017 Email: MIPExchange@amexgbt.com
By signing and submitting this Election Form, I acknowledge and agree that:
1.
Any election that I submitted prior to GBTG’s filing of the Amended Offer Documents (as defined below) with the SEC on January 11, 2023 was automatically deemed void upon filing of the Amended Offer Documents.

2.
I have received from GBTG the Amended and Restated Offer to Exchange Eligible Options for New Restricted Stock Units, including the Summary Term Sheet - Questions and Answers, dated January 11, 2023 (collectively, the “Amended Offer Documents”), and upon making an election herein, I agree to all of the terms and conditions of the Amended Offer Documents.

3.
If I have checked the respective box on the Election Form, then I tender to GBTG for exchange all of my Eligible Legacy Options or all of my Eligible BCA Options, or both as applicable, and understand that, upon acceptance by GBTG, the Election Form (including this Agreement to the Terms of Election and Instructions to Election Form attached below) will constitute a binding agreement between GBTG and me.

4.
If I validly tender all Eligible Legacy Options or all Eligible BCA Options, or both as applicable, for exchange and all such Eligible Options are accepted by GBTG, such tendered Eligible Options will automatically be cancelled by GBTG in exchange for the grant of one or more New RSUs with the applicable New RSU Terms described in the Amended Offer Documents.

5.
If I am not eligible to participate in the exchange with respect to Eligible Legacy Options, any election I make to tender my Eligible Legacy Options, pursuant to this form or otherwise, will be treated as void.

6.
If I am not eligible to participate in the exchange with respect to Eligible BCA Options, any election I make to tender my Eligible BCA Options, pursuant to this form or otherwise, will be treated as void.

7.
If I elect to participate in the Amended Exchange Offer, my election shall constitute my agreement, without further action required by any party, to the terms of the applicable form of RSU award agreement attached as an exhibit to the Tender Offer Statement on Schedule TO filed by GBTG with the U.S. Securities and Exchange Commission on December 13, 2022, immediately (and automatically) effective at the Expiration Time.

8.
If I elect to participate in the Amended Exchange Offer with respect to my Eligible Legacy Options, my election shall constitute my agreement to automatically exercise, as of the Expiration Time, all (but not less than all) of my outstanding Legacy Options to purchase Class A common stock of GBTG that are in-the-money at the Expiration Time, on a cashless net-exercise and net-settlement for taxes basis, in each case, based on the closing price of a share of Class A Common Stock on the Closing Date.

9.
To remain eligible to tender Eligible Options for exchange pursuant to the Amended Exchange Offer, I must remain an Eligible Participant and must not have received a notice of termination nor given a notice of resignation with respect to my employment prior to the Expiration Time, which is currently scheduled to be 11:59 p.m., Eastern Standard Time, on Thursday, January 26, 2023, unless extended. I understand that if my employment with GBTG ceases (or if I give or receive notice of my employment termination) prior to the Expiration Time, GBTG will not accept my Eligible Options for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options subject to their original terms and conditions. I understand and agree that any New RSUs will be subject to the terms of GBTG’s 2022 Equity Incentive Plan and the applicable RSU award agreement, including with respect to vesting and forfeiture, and that except as provided in those documents, if I cease providing services to GBTG prior to the time any New RSUs I receive have vested, then I will forfeit any unvested New RSUs.

10.	Neither the ability to participate in the Amended Exchange Offer nor actual participation in the Amended Exchange Offer will be construed as a right to continued employment or service with GBTG.
11.
My election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Legacy Options or Eligible BCA Options, or both as applicable, at any time until the Expiration Time, as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Options will be irrevocable as of 11:59 p.m., Eastern Standard Time, on Thursday, January 26, 2023, unless the Amended Exchange Offer is extended. Participation in the Amended Exchange Offer is entirely my decision and should be made based on my personal circumstances. GBTG has not authorized any person to make any recommendation on its behalf as to whether or not I should participate in the Amended Exchange Offer.
12.
I may receive certain future confirmation letters or other communications from GBTG in connection with the Amended Exchange Offer, including a communication confirming that GBTG has received the Election Form and whether GBTG ultimately accepts or rejects this Election Form.

INSTRUCTIONS TO ELECTION FORM
1.
DEFINED TERMS. All capitalized terms used in the Election Form but not defined herein have the meanings given in the Amended and Restated Offer to Exchange Eligible Options for New Restricted Stock Units, attached as an exhibit to Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by GBTG with the U.S. Securities and Exchange Commission on January 11, 2023, and separately delivered to you by email from GBTG. The use of “GBTG,” “we,” “us” and “our” in the Election Form refers to Global Business Travel Group, Inc.

2.
EXPIRATION TIME. The Amended Exchange Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 11:59 p.m., Eastern Standard Time, on Thursday, January 26, 2023, unless the Amended Exchange Offer is extended (and unless we have accepted the Eligible Options, you may also withdraw any such tendered Options at any time after 11:59 p.m., Eastern Standard Time, on Thursday, February 9, 2023).

3.
DELIVERY OF ELECTION FORM. If you intend to tender Eligible Legacy Options or Eligible BCA Options, or both as applicable, under the Amended Exchange Offer, a signed copy of the Election Form must be received by GBTG before 11:59 p.m., Eastern Standard Time, on Thursday, January 26, 2023 (or such later date as may apply if the Amended Exchange Offer is extended) by the following means:

•	For the initial election, via DocuSign (sent by GBTG to you); and
•	For subsequent withdrawals and elections, via email (by PDF or similar imaged document file) to: MIPExchange@amexgbt.com
Your Election Form will be effective only upon receipt by us. You are responsible for completing the DocuSign process for your initial election with respect to the Amended Exchange Offer and making sure that the Election Form for any subsequent elections is delivered to the electronic mail address indicated above. You must allow for sufficient time to complete and deliver the Election Form to ensure that we receive your Election Form on time.
You are not required to tender any of your Eligible Options for exchange. However, if you choose to tender your Eligible Legacy Options or Eligible BCA Options, as applicable, for exchange, you must tender all Eligible Legacy Options or all Eligible BCA Options, as applicable, and this must be reflected on your Election Form. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange and grant you New RSUs.
4.
WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Amended Exchange Offer may be withdrawn at any time before 11:59 p.m., Eastern Standard Time, on Thursday, January 26, 2023, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time (and unless we have accepted the Eligible Options, you may also withdraw any such tendered Options after 11:59 p.m., Eastern Standard Time, on Thursday, February 9, 2023).

To withdraw tendered Eligible Options, you must deliver a properly completed and signed Notice of Withdrawal via email (by PDF or similar imaged document file) to: MIPExchange@amexgbt.com.
If you wish to rescind a withdrawal election, you must resubmit your Election Form before the Expiration Time by following the procedures described in Instruction 3 above and submitting your Election Form by email.
5.
SIGNATURES. Your initial election with respect to the Amended Exchange Offer must be completed via DocuSign as described above. For subsequent elections and withdrawals, please sign and date the Election

Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Participant who holds the Eligible Options to be tendered using the same name for such Eligible Participant as appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on the Election Form.
6.
REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Amended Exchange Offer (including requests for additional or hard copies of the Offer Documents or the Election Form) should be directed via email to MIPExchange@amexgbt.com.

7.
IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options for exchange. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Participant before the Expiration Time. No Eligible Options will be accepted for exchange until the Eligible Participant exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Time. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8.	ALTERNATIVE, CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.
9.
IMPORTANT TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum included in the Offer Documents, which contains important U.S. and foreign tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.